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                                                                     EXHIBIT 4.2


                            iPAYMENT HOLDINGS, INC.

                          INVESTORS' RIGHTS AGREEMENT

         This INVESTORS' RIGHTS AGREEMENT (the "Agreement") is entered into as of the 12th day of April 2001, by and among iPAYMENT HOLDINGS, INC., a Tennessee corporation (the "Company") and those persons identified on Exhibit A attached hereto (collectively, the "Investors" and each individually an "Investor").

                                    RECITALS

         WHEREAS, First Avenue Partners, L.P. (the "Preferred Shareholder"), the Company, certain subsidiaries of the Company, and certain officers of the Company are parties to that certain Preferred Stock Purchase Agreement, dated as of April 12, 2001 (the "Stock Purchase Agreement"), pursuant to which such Preferred Shareholder will purchase shares of Preferred Stock, which Preferred Stock may be converted into Common Stock (as defined below); and

         WHEREAS, Harbinger Mezzanine Partners, L.P. and Petra Mezzanine Fund, L.P. (collectively, the "Warrant Shareholders"), and the Company and each of the subsidiaries of the Company are parties to that certain Loan and Security Agreement, dated as of April 12, 2001 (the "Loan and Security Agreement"), pursuant to which such Warrant Shareholders shall be issued warrants to purchase Common Stock (the "Warrants"); and

         WHEREAS, it is a condition to the closings pursuant to the Stock Purchase Agreement and the Loan and Security Agreement that each of the parties hereto enter into this Agreement; and

         WHEREAS, each of the parties hereto shall receive a substantial benefit from the closings of the transactions pursuant to the Stock Purchase Agreement and the Loan and Security Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties mutually agree as follows:

1.       General.

         1.1. Definitions. As used in this Agreement the following terms shall have the following respective meanings:

                  "Common Stock" means the common stock, no par value, of the Company.
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                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar, successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

                  "Initial Offering" means the closing of a firm commitment underwritten public offering of the Common Stock pursuant to an effective registration statement under the Securities Act (as defined below) at a price per share of not less than $8.00 (as adjusted for any stock dividends, combinations or splits with respect to such shares effected after the date of this Agreement) and proceeds to the Company of not less than $20,000,000 (after deduction of Selling Expenses (as hereinafter defined)).

                  "Preferred Stock" means the preferred stock, no par value, of the Company.

                  "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  "Registrable Securities" means (i) Common Stock of the Company held by the Investors; and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

                  "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Common Stock that are Registrable Securities and either (l) are then issued and outstanding or (2) are issuable pursuant to then exercisable warrants or convertible securities.

                  "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 2.2 and 2.3 hereof, including, without limitation, all registration and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Investors, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).




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                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar, successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

                  "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale.

                  "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  "SEC" or "Commission" means the Securities and Exchange Commission.

2.       Registration; Restrictions on Transfer.

         2.1.     Restrictions on Transfer.

                  (a) Each Investor agrees not to make any disposition of all or any portion of the Registrable Securities held by him unless and until:

                           (i)      There is then in effect a registration
statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                           (ii)     Such Investor shall have notified the
Company of the proposed disposition, and, if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                  (b) Notwithstanding the provisions of paragraphs a(i) and a(ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer that would not commence a new holding period under Rule 144(d) where such transfer is made by an Investor which is (i) a partnership (A) to its partners or former partners in accordance with partnership interests or
(B) to its affiliate (as defined in Rule 405 promulgated under the Securities
Act), (ii) a corporation either (A) to its shareholders in accordance with their interest in the corporation or (B) to its affiliate (as defined in Rule 405 promulgated under the Securities Act), (iii) a limited liability company (A) to its members or former members in accordance with their interest in the limited liability company or (B) to its affiliate (as defined in Rule 405 promulgated under the Securities Act), or (iv) to the Investor's family member or trust for the benefit of an individual Investor, provided the transferee



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will be subject to the terms of this Section 2.1 to the same extent as if he were an original Investor hereunder.

                  (c) Each certificate representing the Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required by the Company's Bylaws under applicable state securities laws or as provided elsewhere in this Agreement):

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                  (d) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

                  (e) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

         2.2. Piggyback Registrations. The Company shall notify all Investors in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to primary and secondary offerings of securities of the Company, but excluding registration statements relating to the Company's employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act), and will afford each such Investors an opportunity to include in such registration statement all or part of such Registrable Securities held by such Investor. Each Investor desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. If an Investor decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Investor shall nevertheless continue to have the right to include any Registrable Securities in any



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subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                  (a) Underwriting. If the registration statement under which the Company gives notice under this Section 2.2 is for an underwritten offering, the Company shall so advise the Investors. In such event, the right of any such Investor to be included in a registration pursuant to this Section 2.2 shall be conditioned upon such Investor's participation in such underwriting and the inclusion of such Investor's Registrable Securities in the underwriting to the extent provided herein. All Investors proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be reduced (pro rata among the Investors requesting inclusion in the underwritten offering based upon the number of shares so requested to be registered); provided, however, that such number of shares shall not be reduced until all shares to be included in such underwriting for the account of any person other than the Company or the Investors have been removed from such underwriting.

                  (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.2 prior to the effectiveness of such registration whether or not any Investor has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.4 hereof.

         2.3. Form S-3 Registration. In case the Company shall receive from any Investor or Investors a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Investor or Investors, the Company will:

                  (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Investors; and

                  (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Investor's or Investors' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Investor or Investors joining in such request as are specified in a written request given within fifteen (15)



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days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.3:

                           (i)      if the Company has filed a Form S-3 (or any
successor to Form S-3) or any similar short-form registration statement within six (6) months of the receipt of a request pursuant to this Section 2.3,

                           (ii)     if Form S-3 (or any successor or similar
form) is not available for such offering by the Investors, or

                           (iii)    if the Investors, together with the holders
of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000, or

                           (iv)     if the Company shall furnish to the
Investors a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right once within each consecutive twelve-month period to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Investor or Investors under this Section 2.3, or

                           (v)      in any particular jurisdiction in which the
Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                  (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Investors.

         2.4. Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration under Sections 2.2 or 2.3 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.3, the request of which has been subsequently withdrawn by the initiating Investors unless the withdrawal is based upon material adverse information concerning the Company of which the initiating Investors were not aware at the time of such request. If the Investors are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in



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proportion to the number of shares for which registration was requested. If the
Company is required to pay the Registration Expenses of a withdrawn offering pursuant this Section 2.4, then the Investors shall not forfeit their rights pursuant to Section 2.3 to a Form S-3 registration.

         2.5. Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Investors of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or, if earlier, until the Investor or Investors have completed the distribution related thereto; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period the Investor refrains from selling any Securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company, and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep it effective until all such Registrable Securities are sold, however in no event longer than one (1) year from the effective date of the registration and provided that Rule 145, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis; and, provided further, that the Company shall be entitled to elect that an effective registration statement not be useable and require the Investors to suspend sales pursuant to the prospectus contained therein, for a reasonable period of time, but not in excess of ninety (90) days (a "Blackout Period"), if the Company determines in good faith that the registration and distribution of the Registrable Securities (or the use of the registration statement or related prospectus) would interfere with any pending material acquisition, material corporate reorganization, primary underwritten offering of Company securities or any other premature disclosure thereof. The Company shall promptly give the Investors written notice of such Blackout Period, containing a general statement of the reasons for such restriction of use of the registration statement and related prospectus and an approximation of the anticipated delay.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Investors such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the



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Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Investors, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Investor holding Registrable Securities participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Investor covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of any Investor, prepare and furnish to such Investor a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Furnish, at the request of a majority of the Investors participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Investors requesting registration, addressed to the underwriters, if any, and to the Investors requesting registration of Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Investors requesting registration, addressed to the underwriters, if any, and



                                       8
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if permitted by applicable accounting standards, to the Investors requesting registration of Registrable Securities.

         2.6. Termination of Registration Rights. All registration rights granted to an Investor under this Section 2 shall terminate and be of no further force and effect upon such date as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144(k) during any ninety (90) day period.

         2.7.     Delay of Registration; Furnishing Information.

                  (a) No Investor shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

                  (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2 or 2.3 that the selling Investors shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

                  (c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.3 if, due to the operation of subsection (b) of such Section, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 2.3.

         2.8. Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2 or 2.3:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor, the partners, officers, directors and legal counsel of each Investor, any underwriter (as defined in the Securities Act) for such Investor and each person, if any, who controls such Investor or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or



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supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Investor, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Investor, partner, officer, director, underwriter or controlling person of such Investor.

                  (b) To the extent permitted by law, each Investor will, if Registrable Securities held by such Investor are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Investor selling securities under such registration statement or any of such other Investor's partners, directors or officers or any person who controls such Investor, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Investor, or partner, director, officer or controlling person of such other Investor may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Investor under an instrument duly executed by such Investor and stated to be specifically for use in connection with such registration; and each such Investor will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Investor, or partner, officer, director or controlling person of such other Investor in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such





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settlement is effected without the consent of the Investor, which consent shall not be unreasonable withheld.

                  (c) Promptly after receipt by an indemnified party under this
Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

                  (d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by an Investor hereunder exceed the proceeds from the offering received by such Investor.

                  (e) The obligations of the Company and Investor under this
Section 2.8 shall survive completion of any offering of Registrable Securities in a



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registration statement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         2.9. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by an Investor to a transferee or assignee of Registrable Securities
(i) which is a subsidiary, affiliate, parent, general partner, limited partner or retired partner of an Investor or (ii) which receives at least 25% of the Registrable Securities held by such Investor as of the date hereof; provided, however, that the rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a transferee pursuant to (ii) above (the "Original Transferee") only if the Original Transferee transfers at least 200,000 shares of Registrable Securities to such transferee; and provided, further, that (A) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

         2.10. "Market Stand-Off" Agreement. If requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Investor shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Investor (other than those included in the registration) for a period specified by the representative of the underwriters, provided that all Investors, Caymas, LLC, Gregory S. Daily, Carl Grimstad and Stream Family Limited Partnership enter into similar agreements. The obligations described in this Section 2.10 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said restricted period.

         2.11. Rule 144 Reporting. With a view to making available to the Investors the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities and Founders' Stock to the public without registration, the Company agrees to use its best efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

                  (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;

                  (c) So long as an Investor owns any Registrable Securities, furnish to such Investor forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as an Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

3.       Covenants of the Company.

         3.1.     Basic Financial Information and Reporting.

                  (a) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, the Company will furnish each Investor an audited consolidated and consolidating balance sheet of the Company as of the close of such fiscal year and an audited consolidated and consolidating statement of operations of the Company and statement of cash flows of the Company for such fiscal year, all prepared in accordance with generally accepted accounting principles consistently applied and accompanied by an unqualified audit report prepared by an independent certified public accountant mutually acceptable to the Company and the Investors.

                  (b) As soon as practicable after the end of each quarterly fiscal period (except the last) of each fiscal year, and in any event within thirty (30) days thereafter, the Company will furnish each Investor a consolidated balance sheet of the Company as of the end of each such quarter and a consolidated statement of income and statement of cash flows of the Company for such period, prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

                  (c) As soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, the Company will furnish each Investor a consolidated balance sheet of the Company as of the end of each such month and a consolidated statement of income and statement of cash flows of the Company for such period, prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

                  (d) At least thirty (30) days prior to the beginning of each fiscal year, the Company will furnish each Investor an annual operating plan for such fiscal year (and as soon as available, any subsequent revisions thereto).

         3.2. Books and Records and Inspection Rights. The Company will keep, and will cause each of its subsidiaries to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such subsidiary in accordance with generally accepted accounting principles consistently maintained. Each Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

         3.3.     Limitations on Actions of the Company.

                  (a) The Company shall not, without the approval of the Board of Directors of the Company, take any of the following actions:

                           (i)      Hire any executive officers of the Company;

                           (ii)     Enter into any material real estate
purchase or lease agreements; or

                           (iii)    Enter into any obligations or commitments,
including any capital equipment leases or purchases, with a total value greater than $150,000 that are outside the most recent business plan or budget approved by the Board of Directors pursuant to Section 3.3(c) below.

                  (b) The Company shall not, without the approval of a majority of the disinterested members of the Board of Directors or the compensation committee of Board of Directors, if in existence, take any of the following actions:

                           (i)      Enter into any employment agreements;

                           (ii)     Establish any compensation programs
including base salaries and bonus programs for the officers and directors of the Company; or

                           (iii)    Adopt any stock option plan or establish any
stock option program or issue any stock or stock options not issued under a plan or program approved pursuant to this Section 3.3(b).

                  (c) The Board of Directors shall approve the annual budgets and any business or financial plans of the Company.

         3.4.     Board of Directors.

                  (a) The Board of Directors of the Company shall initially have seven (7) members;

                  (b) Meetings of the Board of Directors of the Company will be held at least four (4) times per year;

                  (c) The Company shall reimburse each member of the Board of Directors elected pursuant to a Voting Agreement of even date herewith for his actual and reasonable expenses incurred in attending the meetings of the Board of Directors; and

                  (d) The Company shall acquire and maintain in effect directors and officers liability insurance in such amounts and with such coverage terms as reasonably acceptable to the Investors.

         3.5. Key-Man Insurance. The Company shall procure and maintain in effect with financially sound and reputable insurers a key-man life insurance policy on Gregory S. Daily in the amount of not less than $5,000,000, naming the Company as beneficiary, while Mr. Daily is employed or otherwise actively and materially involved in the management of the Company.

         3.6. Termination of Covenants. All covenants of the Company contained in Section 3 of this Agreement shall expire and terminate upon the closing of the Initial Offering.


4.       Rights of First Refusal.

         4.1.     Right of First Refusal.

                  4.1.1 Subsequent Offerings. Each Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.4 hereof. Each Investor's pro rata share is equal to the ratio of (A) the number of shares of the Company's Common Stock of which such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities, assuming full conversion of the Preferred Stock and exercise of the Warrants held by such Investor to (B) the total number of shares of the Company's outstanding Common Stock immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any

Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

                  4.1.2 Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Investor shall have twenty
(20) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. If any Investor fails to exercise its right hereunder to purchase its pro rata share of the Equity Securities, the other Investors may purchase the non-purchasing Investor's portion on a pro rata basis within ten (10) days from the date such non-purchasing Investor fails to exercise its rights hereunder. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

                  4.1.3 Issuance of Equity Securities to Other Persons. If the Investors fail to exercise in full the rights of first refusal, the Company shall have sixty (60) days thereafter to sell the Equity Securities in respect of which the Investors' rights were not exercised, at a price and upon general terms and conditions no more favorable to the purchasers thereof than specified in the Company's notice to the Investors pursuant to Section 4.1 hereof. If the Company has not sold such Equity Securities within sixty (60) days of the notice provided pursuant to Section 4.1, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Investors in the manner provided above.

         4.2. Termination of Rights of First Refusal. The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the closing of, an Initial Offering.

         4.3. Transfer of Rights of First Refusal. The rights of first refusal of each Investor under this Section 4 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.9.

         4.4. Excluded Securities. The rights of first refusal established by this Section 4 shall have no application to the issuance of any of the following Equity Securities:

                  (a) 1,559,582 shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

                  (b) shares of Common Stock issued pursuant to any rights or agreements outstanding as of the date of this Agreement, and shares of Common Stock issued pursuant to any such rights or agreements granted after the date of this Agreement, provided that the rights of first refusal established by this
Section 4 applied with respect to the initial sale or grant by the Company of such rights or agreements;

                  (c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board of Directors and the Investors to the extent such approval of the Investors is required under the Loan and Security Agreement, the Warrants of even date herewith and the Articles of Amendment to the Charter of the Company as filed on the date hereof;

                  (d) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

                  (e) shares of preferred stock of the Company or warrants to purchase Common Stock of the Company, and the Common Stock issued upon conversion or exercise of such preferred stock or warrants, issued pursuant to the Stock Purchase Agreement or the Loan and Security Agreement;

                  (f) shares of Common Stock issued upon an Initial Offering;

                  (g) shares of Common Stock issued in connection with any anti-dilution rights granted to any of the Investors;

                  (h) shares of Common Stock issued pursuant to the offering of shares of Common Stock to the shareholders of iPayment Technologies, Inc. ("iPayment") in exchange for shares of Common Stock of iPayment, on the same terms as described in the Common Stock Exchange Agreement of even date herewith; or

                  (i) shares of Common Stock issued to 1st National Processing, Inc. in connection with its or its subsidiary's acquisition by the Company.

         4.5. Excluded Transaction. The rights of first refusal established by this Section 4 shall have no application to Investors who do not qualify as "accredited investors" as such term is defined in Regulation D under the Securities Act if the Board of Directors has determined that the offering which would give rise to such right of first refusal shall be made only to accredited investors for purposes of meeting the requirement of an exemption to registration under the Securities Act.

         5.       Indemnification Adjustment.

                  (a) The parties hereto agree that, if the Company is required to pay to IT Solution Ventures, LLC ("IT Solution"), the Internal Revenue Service and/or the applicable state taxing authority, in connection with both
(i) the Promissory Note, dated July 20, 2000, between the Company and IT Solution and (ii) the deductions taken by iPayment Technologies, Inc. for the years ended December 31, 1996, 1997, 1998 and 1999 for management fees and other intercompany transactions with, and amounts paid to, R. J. Gordon Company and its subsidiaries, related companies or related parties which may be deemed non-deductible by the Internal Revenue Service or the applicable state taxing authority (the "Total Liability"), an aggregate amount greater than $2,900,000 (the "Accrued Liability"), the Company shall issue to First Avenue Partners, L.P. ("First Avenue") additional shares of Preferred Stock (or Common Stock, if the Preferred Stock held by First Avenue has been converted into shares of Common Stock at the time of such issuance of additional shares) to First Avenue and shall adjust the number of warrant shares covered by the Warrants held by Harbinger Mezzanine Partners, L.P. ("Harbinger") and Petra Mezzanine Fund, L.P. ("Petra") (or issue shares of Common Stock to Harbinger and Petra if the Warrants have been converted into shares of Common Stock at the time of such adjustment) as described below (the "Indemnification Adjustment"). Each of the Investors shall receive the number of shares of Preferred Stock, the number of shares of Common Stock or the right to convert their Warrants into an additional number of shares of Common Stock, as applicable, equal to (i) (A) the Total Liability less the Accrued Liability multiplied by (B) such Investor's Adjustment Multiple (as defined below), divided by (ii) $2.01. Each Investor's "Adjustment Multiple" as used in this Section 5(a) shall mean (i) 0.1726 for First Avenue, (ii) 0.0543 for Harbinger and (iii) 0.0407 for Petra, subject to any adjustments provided in the Articles of Amendment or Warrants.

                  (b) The Indemnification Adjustment shall be made, if necessary, once at the earlier to occur of (i) the closing of an Initial Offering, and (ii) three years from the date on which the 1999 federal tax return was filed (the "Adjustment Date"). As soon as practicable after the Adjustment Date, the Company will issue the appropriate stock certificates or amendments to the Warrants evidencing the Indemnification Adjustment. The remedy provided in this Section 5 relating to the matters discussed herein shall be the sole and exclusive remedy of the Investors with respect to such matters under this Agreement, the Stock Purchase Agreement, the Loan and Security Agreement and the Warrants.

         6.       Miscellaneous.

         6.1. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Tennessee.

         6.2. Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Investor and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         6.3. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

         6.4. Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         6.5. Amendment and Waiver. Except as otherwise expressly provided, this Agreement may be amended or modified, and the obligations of the Company and the rights of the Investors under this Agreement may be waived, only upon the written consent of the Company and the Investors holding at least seventy-five percent (75%) of the Registrable Securities then outstanding; provided, however, that no amendment shall be made to any provision of this Agreement that has an adverse effect on any party's rights under this Agreement without the written consent of such adversely-effected party.

         6.6. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Investor, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Investor's part of any breach, default or noncompliance under this Agreement or any waiver on such Investor's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Investors, shall be cumulative and not alternative.

         6.7. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address as such party may designate by ten
(10) days advance written notice to the other parties hereto.

         6.8. Attorneys' Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         6.9. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         6.10. Pronouns. All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto may require.

         6.11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         6.12. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the matters set forth herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein.

                      (SIGNATURES BEGIN ON FOLLOWING PAGE)

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.


                              COMPANY:

                              iPAYMENT HOLDINGS, INC.


                              By:     /s/ Carl Grimstad
                                      ----------------------------------------
                              Title:  President
                                      ----------------------------------------


                              INVESTORS:


                              FIRST AVENUE PARTNERS, L.P.


                                      Front Street, LLC, G.P.


                              By:     /s/ Corley W. Graham, Jr.
                                      ----------------------------------------
                              Title:  Member
                                      ----------------------------------------


                              HARBINGER MEZZANINE PARTNERS, L.P.

                              By:     Harbinger Mezzanine GP, LLC,
                                      its General Partner

                                      By:   Harbinger Mezzanine Manager, Inc.,
                                            its Manager


                              By:     /s/ John S. Scott
                                      -------------------------------
                              Title:  Vice President
                                      -------------------------------


                              PETRA MEZZANINE FUND, L.P.

                                      Petra Partners, LLC


                              By:     /s/ Michael W. Blackburn
                                      --------------------------------
                              Title:  Managing Member
                                      --------------------------------